                                                                   EXHIBIT 10.28



                                LEASE AGREEMENT
                                    BETWEEN
                            KENSINGTON CENTER, INC.
                                      AND
                              LASON SYSTEMS, INC.


                           Dated: August 3, 1995

                               KENSINGTON CENTER
                                LEASE AGREEMENT
                                      WITH
                              LASON SYSTEMS, INC.

                               TABLE OF CONTENTS
                               -----------------


SECTION                                                                                 PAGE
- --------------------------------------------------------------------------------------------
l.   Description of Premises.............................................................  1
2.   Term and rent ......................................................................  1
3.   Taxes and Assessments as Additional Rent............................................  3
4.   Utilities and Minimum Heat .........................................................  4
5.   Insurance obligations as Additional Rent ...........................................  4
6.   Waiver of Subrogation...............................................................  5
7.   Operating Expenditures as Additional Rent...........................................  5
8.   Default in Payment, Expenditure, Reimbursement or
     Obtaining of Insurance .............................................................  8
9.   Condition of Premises at Time of Lease .............................................  8
10.  Use, Occupancy .....................................................................  8
11.  Destruction or Damage ..............................................................  9
12.  Repairs and Maintenance ............................................................ 10
13.  Alterations ........................................................................ 10
14.  Care of Premises ................................................................... 11
15.  Advertising Display ................................................................ 12
16.  Compliance ......................................................................... 13
17.  Non-Liability ...................................................................... 13
18.  Assignment ......................................................................... 13
19.  Bankruptcy and Insolvency .......................................................... 15
20.  Subordination and Attornment ....................................................... 15
21.  Eminent Domain ..................................................................... 16
22.  Access to Premises ................................................................. 17
23.  Default, Re-Entry and Right to Relet and All
     Breaches Material .................................................................. 18
24.  Landlord's Lien  ................................................................... 22
25.  Trial by Jury Waived ............................................................... 22
26.  Attorney's Fees .................................................................... 22
27,  Quiet Enjoyment .................................................................... 22
28,  Re-Renting ......................................................................... 22
29.  Holding over ....................................................................... 23
30.  Delay of Possession ................................................................ 23
31.  Regulatory Control; Requirements of Tenant ......................................... 23
32.  Burglar Alarm System  .............................................................. 23
33.  Discharge of Liens ................................................................. 23
34,  Liability of Landlord .............................................................. 24
35.  Security Deposit ................................................................... 24
36.  Guaranty ........................................................................... 25
37.  Corporate Authority ................................................................ 25
38.  Miscellaneous Provisions ........................................................... 26
39.  Additional Provisions .............................................................. 28
40.  Options to Extend .................................................................. 30
41.  Tenant's Environmental Protection .................................................. 30




                              SCHEDULE OF EXHIBITS
                              --------------------


A-1  -    Leased Premises

A-2  -    Kensington Center (including common areas)

B    -    Parking Arrangements

B-1  -    Location Of Parking Areas

C    -    Landlord's Prepossession Buildout

D    -    Tenant's Buildout Without Landlord's Assistance

E    -    Tenant's Buildout With Landlord's Assistance

                            KENSINGTON CENTER, INC.
                               LIVONIA, MICHIGAN
                                LEASE AGREEMENT



THIS LEASE AGREEMENT made this 3rd day of August, 1995, by and between KENSINGTON CENTER, INC., a Michigan corporation, whose address for the payment of rent is Drawer #641374, P.O. Box 64000, Detroit, Michigan 48264-1374, and whose mailing address for notices and general correspondence is 377 Amelia Street, Plymouth, Michigan 48170 (hereinafter "Landlord"), and LASON SYSTEMS, INC. a Delaware corporation whose address is 28400 Schoolcraft Road, Livonia, Michigan 48150 (hereinafter "Tenant").

SECTION 1. DESCRIPTION OF PREMISES.
Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the following described premises situated in the City of Livonia, Wayne County, Michigan, to-wit, a portion of an office-warehouse building, commonly known as the Kensington Center, located at 38000 Amrhein Road, Livonia, Michigan 48151, with Tenant's space consisting of approximately 56,000 square feet hereinafter called the "Premises." In addition to the use of the demised Premises, subject to the terms and conditions in this Lease, Tenant shall have the right to use areas outside Tenant's space, shared with other tenants in Kensington Center, said space being generally referred to as the "common areas." Tenant's Premises and the common areas are depicted on Exhibit A-1 and A-2, attached.



SECTION 2. TERM AND RENT.
The term of this Lease shall be sixty (60) months from and after the first
(1st) day of the month following the Delivery Date (as defined in Section 39(A)1 of this Lease, fully to be completed and ended, Tenant yielding and paying during the continuance of this Lease unto Landlord for rent of said Premises for said term, the sums reflected in the following table:

Lease  Base Annual   Annual    Monthly Base   Taxes, Insurance &
Year   Per Sq. Ft.  Base Rent      Rent      Operating Expenditures
- -----  -----------  ---------  ------------  ----------------------

1 - 5         4.25   $238,000    $19,833      [Minimum floors: see
                                              next page]

Said rent shall be payable in monthly installments in advance, upon the 1st day of each and every month beginning the 1st day of the month following the Delivery Date, as follows: Base monthly rent plus a pro rata share of taxes, insurance and Operating Expenditures, as hereinafter provided; except, however, the first months' rent shall be paid upon execution hereof. Tenant's "PRO RATA Share" in this Lease shall mean 15.8%, i.e., Tenant's stipulated proportionate share of the rentable space of the Kensington Center (i.e., 56,000/354,400). Further, such space as is available for use and occupancy prior to the Delivery Date (as well as the fractional month, if any, prior to the beginning of the Term) shall be invoiced on a pro rata basis.

It is the purpose and intent of Landlord and Tenant that this Lease shall yield the rent specified, wholly net, to Landlord, and that all costs, expenses and obligations relating to the Premises which may arise or become due during the term of this Lease shall be paid by Tenant.

Tenant shall be responsible during the term of this Lease for its PRO RATA Share of amounts of the "Minimum Floors" and periodic increases in them with respect to the following categories:



Category Item             Minimum Floor Amounts
- -------------             ---------------------

     Taxes                   $     .38
     Insurance               $     .10
     Operating Expenditures  $     .17
                             ---------
     Total                   $     .65
                             =========

The Total of the Minimum Floor Amounts shall not be increased in 1995, and, thereafter, the Total of the Minimum Floor Amounts shall not increase by more than seven and one-half percent (7.5%) from the amount applicable in the immediately preceding lease year.

Descriptions of the above categories are detailed in Sections 3, 5 and 7 of this Agreement. The base rents recited in Section 2, do not include taxes, insurance or Operating Expenditures. Taxes, insurance and Operating Expenditures shall be additional rent as the amounts and new floors are established.

In the event the Minimum Floor Amount increases (based on actual costs) for any category (with timing varying based on invoicing dates) from one period to the next, the Floor for that category shall be re-established at a new minimum level and subsequent monthly invoices shall include the appropriate increase. Upon a new Minimum Floor Amount being established, that amount shall become the permanent Minimum Floor Amount for that category. Tenant shall, upon reasonable notice, be entitled to audit Landlord's records with respect to taxes, insurance, and Operating Expenditures to verify the propriety of any increases.

Hereinafter, PRO RATA Share obligations and annual increases shall be relevant only as the then effective Minimum Floor Amount in particular categories are exceeded. Said amounts shall be treated as additional rent, payable within thirty (30) days after receipt of the invoice for same.

Tenant hereby hires the Premises for the said term as above-mentioned and covenants independently of any other covenants or conditions, express or implied, to pay, or cause to be paid unto Landlord at the dates and times above mentioned, the base rent, additional rent, and other sums payable or required to be paid to Landlord under this Lease (collectively referred to as "rent"), without notice or demand and without offset or deduction of any kind.

Except as expressly set forth in this Lease, including as provided in Section 11 (DESTRUCTION OR DAMAGE), Section 21 (EMINENT DOMAIN) or Section 30 (DELAY OF POSSESSION), no taking of, destruction of, or damage to the Premises or any part thereof by fire or any other casualty or default by Landlord shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the sums payable under this Lease; nor shall Tenant be released from any of its other obligations under this Lease. Except as expressly set forth in this Lease, Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage, or default.

SECTION 3. TAXES AND ASSESSMENTS AS ADDITIONAL RENT.
Landlord shall be responsible for the payment of real estate taxes and assessments incident to the Premises. Tenant shall pay to Landlord as additional rent, Tenant's PRO RATA Share of such taxes and assessments, whether general or special, and during the term or any extension hereof, which are assessed or levied by any governmental or public authority upon the land and building of which the Premises are a part. Said taxes and assessments shall be treated as "paid in advance" on the "due date" basis. Should the State of Michigan or political subdivision thereof, or any governmental authority having jurisdiction thereover, impose a tax and/or assessment upon or against the rentals payable hereunder by Tenant to Landlord, either by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and improvements for the purposes of this Section 3. Taxes and assessments for the first and last year of the original term of the Lease or any extended term or period of holding over, as the case may be, shall be prorated over the period to which they apply between Landlord and Tenant so that Tenant will be responsible for only its PRO RATA Share of the pro rata amounts of any such tax or assessment attributable to the period during which Tenant has possession of the Premises. The so-called "due-date" method of proration shall be used with taxes and assessments being treated as "paid in advance" (i.e., 12/1-11/30 for the "winter taxes", and 7/1-6/30 for the "summer taxes").

Notwithstanding the foregoing, the following shall not be included in taxes:
(i) any income, inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit taxes that are or may be imposed upon Landlord or the portion paid by tenants as a separate charge on the value of the leasehold improvements; and (ii) any penalties or interest incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due. Any assessments for capital improvements will be paid over the longest permitted time (or at least charged to Tenant on that basis).

Tenant shall be responsible for its own personal property taxes which are directly billed by the City of Livonia.

SECTION 4.   UTILITIES AND MINIMUM HEAT.

Tenant will pay all charges made against the Premises for gas, water, heat and electricity during the continuance of this Lease, as the same shall become due. Unless said charges are separately metered and billed to the Premises, Tenant shall promptly pay its proportionate share (based on its square footage as a percentage of the total Kensington Center square footage served by the relevant utility service not separately metered) upon invoice from Landlord.

Tenant shall use reasonable efforts to maintain a minimum temperature of 45 degrees (Fahrenheit) to protect the wet sprinkler system.

SECTION 5. INSURANCE OBLIGATIONS AS ADDITIONAL RENT.

     (A) PRO RATA SHARE OF HAZARD INSURANCE. Landlord shall keep the buildings constituting the Kensington Center insured against damage or destruction by fire and the perils commonly covered under the "all-risk" insurance to the extent of the replacement value thereof. Tenant shall be responsible for its PRO RATA Share of the cost of such insurance. Landlord, using its reasonable discretion, shall be responsible for determining the amount and kind of all-risk extended coverage and other insurance to be maintained, subject to Tenant's additional obligation to pay any increases particularly attributable to the nature of its business.



     (B) PRO RATA SHARE OF LIABILITY INSURANCE. Further, Tenant shall be responsible for its PRO RATA Share of the cost of comprehensive general liability insurance carried on the Kensington Center buildings and land on which the demised Premises are a part with public liability and property damage in the amount of Two Million Dollars ($2,000,000) for damage resulting to one person and Four Million Dollars ($4,000,000) for damage resulting from one casualty, and One Million Dollars ($1,000,000) property damage insurance (including diminution of adjoining property values) resulting from any one occurrence. Tenant shall be responsible for its PRO RATA Share (or its share based on premiums paid based on rent paid by Tenant, if more appropriate, depending on the method of charging premiums by the insurance underwriter) of the cost of loss of rent insurance carried or to be carried by Landlord.



     (C) INDEMNIFICATION. Except for damage or injury caused by or arising out of the negligence or misconduct of Landlord or its employees, agents, or contractors, Tenant agrees to indemnify and hold harmless Landlord from any liability for damages to any property, injury, or death of any person in, on or about the Premises from the acts or omissions of Tenant or its employees, agents, or contractors. The foregoing indemnity obligation of Tenant shall include attorney's fees, investigation costs and all other costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this section shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

     (D) TENANT'S LIABILITY COVERAGE NAMING LANDLORD. Tenant will procure and keep in effect at the onset and during the term of this Lease a comprehensive general liability insurance policy, with public liability and property damage in the sum of Two Million Dollars ($2,000,000.00) for damage resulting to one person and Four Million Dollars ($4,000,000.00) for damage resulting from one casualty, and One Million ($1,000,000.00) Dollars property damage insurance (including diminution of adjoining property values) resulting from any one occurrence. Such policy shall be endorsed, so as to provide that Landlord will be given fifteen (15) days advance written notice of any cancellation, material change or reduction of insurance coverage under such policy.

At all times, all policies shall be written in amounts and by insurers carrying a rating of Best A+ or better licensed to do business in the State of Michigan. Landlord shall be on such policy as an additional insured.

     (E) CERTIFICATES AND ENDORSEMENTS. Within ten (10) days after Landlord's request, a Certificate of Issuance providing evidence of the required coverage of all policies required shall be deposited with Landlord, and Tenant covenants to do so prior to Tenant taking possession, or as soon thereafter as possible and at any renewal or anniversary dates, or change of insurance company or material remedies under Section 23 hereof, and Landlord shall do the same for Tenant. Tenant shall request its insurance carrier to forward said certificate directly to Landlord, and, if not received by Landlord, Tenant shall procure it for Landlord. Such policies shall be endorsed so as to provide that Landlord will be given fifteen (15) days advance written notice by registered or certified mail of any cancellation, material change, or reduction of insurance coverage under such policies.

SECTION 6. WAIVER OF SUBROGATION.
Each party hereby waives, releases, and discharges the other from all right of recovery against it by subrogation for any loss from liability for damages to any person or property in, on or about the Premises for any cause whatsoever wherein the releasing party is protected from such loss by insurance. Each party warrants that it has informed its insurance carrier of this Waiver of Subrogation provision.

SECTION 7. OPERATING EXPENDITURES AS ADDITIONAL RENT.

     (A) PRO RATA OPERATING EXPENDITURES. Tenant shall pay, as additional rent, as hereinafter provided, its PRO RATA Share of the cost of operation of Kensington Center ("Operating Expenditures") These charges shall be in addition to charges for taxes and insurance otherwise called for herein, During any part of the term hereof which shall be less than a full calendar year, any Operating Expenditures shall be prorated on a daily basis between the parties to the end that Tenant shall only pay operating costs attributable to the portion of the calendar year occurring within the term of this Lease. Operating Expenditures to be paid by Landlord and, in turn, billed to Tenant on a PRO RATA basis shall include, by way of example, but not limitation, the following: the costs of repair, replacement, and operation of common area lighting, common area electrical service, parking lots, driveways, entryways and dock areas, roof (repair, but not replacement), the sprinkler system, fire system, and pump room equipment, the sprinkler and fire alarm and security systems, water and sewer systems, fences, signage, all equipment (including maintenance and movable), and all landscaping, and other similar costs. Further, painting, window washing, all cleaning, rubbish removal, security services, if any, snow removal, and utility service requirements shall be included, along with ordinance, code, and regulatory agency requirements, safety related requirements (including those reflected in the Standard Safety Regulations, if any, subsequently adopted for Kensington Center), and other costs, charges, and expenses which would be appropriate to operate and maintain a first class facility. Additionally, an administration fee of fifteen per cent (15%) per annum of the foregoing Operating Expenditures shall be includible in the Operating Expenditure category. The parties agree that Operating Expenditures shall include all costs except those involving replacement of the roof and exterior walls (excluding windows and doors), single business taxes of Landlord, real estate broker commissions, and replacement and maintenance reimbursed by proceeds of insurance, the costs of which shall be the responsibility of Landlord. Tenant shall be responsible for Tenant finishes.

Notwithstanding the foregoing, the following shall not be included within "Operating Expenditures":



     1. The costs of repairs and general maintenance due to casualty or condemnation which are paid by proceeds of insurance, by Tenant or by other third parties;

     2. The cost of providing or performing improvements, work or repairs not the requirement of Landlord pursuant to another Tenant's Lease, to or within any portion of the premises of any other tenants in Kensington Center;

     3. Costs, including permit, license and inspection costs, incurred in renovating or improving vacant space at Kensington Center;

     4. Attorney's fees, leasing commission, advertising expenses and other costs and expenses incurred in connection with the leasing of space at Kensington Center;

     5. Attorney's fees, accountants' fees and other costs and expenses incurred in connection with disputes with present tenants or other occupants of Kensington Center (not including disputes, the resolution of which would directly benefit all tenants in Kensington Center);

     6. Amounts paid or incurred by Landlord to affiliates in excess of the prevailing market rate for services materials and/or supplies furnished to Kensington Center;

     7. All items and services for which Tenant or any other tenant of Kensington Center reimburses Landlord, including costs of excess or additional services provided to any tenant that are directly billed to such tenant;

     8. Landlord's general corporate overhead, administrative expenses or management fees of any kind other than the fifteen percent (15%) administrative fee as expressly set forth in this Section;

     9. The cost of clean-up of any hazardous substances which Landlord has placed in or on Kensington Center or the Premises or which any Tenant has placed in or on Kensington Center or the Premises;

     10. Costs and expenses arising from claims made by any tenant of Landlord or any other third party arising from Landlord's or other tenant's breach of this or such tenant's Lease, negligence or misconduct; and

     11. Interest, principal, points and fees on debt or amortization on any mortgage or mortgages or any other debt instrument encumbering this Lease or Kensington Center.



     (B) DIRECT TENANT EXPENSES. A reasonable fee for management services, not to exceed two percent (2%) of the rental called for herein, shall be charged to Tenant, This fee will be determined by Tenant's rent and not be prorated by space as are other Operating Expenditures.

     (C) INVOICE FOR ADDITIONAL RENT. Landlord shall mail to Tenant an invoice for, or shall include on its regular invoices, taxes, insurance, Operating Expenditures and other rent, and Tenant shall pay such charges within thirty
(30) days following the receipt of such invoice. All such amounts shall be treated as additional rent in addition to the base rent.

     (D) CONTESTED AMOUNTS. In the event any invoice under this Lease is contested or Tenant reasonably requests verification, the invoice shall nevertheless be due and payable (except in the case of any obvious mistake) in accordance with the terms of this Lease. Landlord shall promptly attend to any request for verification or dispute resolution, Any overcharge shall be promptly rebated.

SECTION 8. DEFAULT IN PAYMENT, EXPENDITURE, REIMBURSEMENT OR OBTAINING OF INSURANCE.
If Tenant shall fail to make any payment, expenditure or reimbursement (other than rent) required to be paid or expended by Tenant under the terms of this Lease, Landlord may, after notice to Tenant and a ten (10) day opportunity to cure, at its option, make such payment or expenditure; or, if Tenant should fail to procure, maintain, or deposit the policies of insurance required under the terms of this Lease, Landlord may, after notice to Tenant and a ten (10) day opportunity to cure, at its option obtain such insurance. Any such payments, expenditures or costs of insurance expended by Landlord shall be payable as additional rent to Landlord by Tenant on the next ensuing rent day together with interest at fifteen (15%) percent per annum from the date of such payment or expenditure by Landlord and on default in such payment, Landlord shall have the same remedies as on default in payment of the rent.



SECTION 9. CONDITION OF PREMISES AT TIME OF LEASE.

     (A) ACCEPTANCE. Tenant further acknowledges that it has examined the Premises prior to the making of this Lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by Landlord, or its agent, which are not herein expressed, and Tenant hereby accepts the Premises in their present condition at the date of the execution of this Lease, subject to satisfactory completion of Landlord's construction obligations as set forth in Section 39.

     (B) RETURN. Tenant shall, upon vacating the Premises, return the Premises to Landlord clean and free of rubbish and debris in as good condition as when taken with such property and improvements as shall remain Landlord's property having been properly maintained, reasonable wear and tear excepted.

SECTION 10.  USE, OCCUPANCY.

     (A) USE AND OCCUPANCY. It is understood and agreed between the parties hereto that the Premises shall be used and occupied only for mail sorting, mailing of literature, computer programming, data processing, warehousing, reproduction graphics, offset printing, and related activities and for no other purpose or purposes without the written consent of Landlord, and that Tenant will not use, occupy or operate the Premises for any purpose in violation of the law, municipal ordinance or regulation. No yellow or red label goods or hazardous, toxic, or potentially environmentally impairing materials shall be stored on the Premises, except for materials that are used in the business conducted by Tenant which materials shall be used, stored, and disposed of in compliance with applicable laws. Any breach of the provisions of this Section 10 shall, after notice to Tenant and a ten (10) day opportunity to cure, constitute a default under this Lease, Landlord may at its option terminate this Lease forthwith and re-enter and repossess the Premises.

     (B) REQUIRED OCCUPANCY RESTRICTIONS. In the event any building facilities constructed by Tenant, conditions created by Tenant, or activities undertaken by Tenant result in Landlord's insurance examiner, city official, fire marshall, or environmental authority requiring changes, Tenant shall be responsible to make such changes. Further, Tenant shall abide by any reasonable standard safety regulations as are published by Landlord for the entire Kensington Center ("Standard Safety Requirements"), provided they are mailed or delivered to Tenant. Such Standard Safety Regulations, published and revised from time to time to develop the minimum requirements for health and safety equipment and systems for tenants in Kensington Center, will outline, among other things, smoke detector and fire alarm requirements, material storage and aisle requirements, and other safety related matters. Tenant shall abide by the requirements of the Standard Safety Regulations, and upon its failure to do so, Landlord may, after thirty (30) days written notice to Tenant, take the necessary steps to achieve compliance within the Premises and shall invoice Tenant for the cost, including a contractor's fee of 15% of such compliance cost.

     (C) OUTSIDE STORAGE. Tenant shall not store anything outside or erect any outside structures for storage, nor shall it erect any aerial or use the roof for any purpose without prior written consent of Landlord, which consent may be later revoked at Landlord's sole discretion, if required by a governmental authority or insurance underwriter.

     (D) ENVIRONMENTAL VIGILANCE. In addition to Tenant's duty to observe legal and good business practices relating to the environment, Tenant shall be vigilant with respect to environmental practices on neighboring properties. Tenant shall use reasonable efforts to notify Landlord or the proper authorities of any activity that may adversely affect the Premises, including its soil, ground water, surface water, or air.

SECTION 11.  DESTRUCTION OR DAMAGE.

     (A) DAMAGE. In the event the Premises or any portion of the building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within one hundred twenty
(120) days of the casualty. This Lease shall remain in full force and effect except that an abatement of the base rent and additional rent shall be allowed Tenant for such part of its Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. If such repairs cannot, in Landlord's opinion, be made within one hundred twenty (120) days of the casualty, Landlord may elect, upon notice to Tenant within thirty
(30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the base rent and additional rent shall be partially abated as provided herein. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord.

     (B) SHARING OF REPAIR COSTS. If the demised Premises are to be repaired hereunder, Landlord shall repair at its costs any injury or damage to the structural and mechanical elements of the building itself and building standard tenant improvements in the Premises as set forth on Exhibit C. Tenant shall perform and pay the cost of repairing any other improvement in the Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other Tenant improvements.

     (C) TOTAL DESTRUCTION. A total destruction of the entire Premises (including the roof and outer and demising walls) shall automatically terminate this Lease.

SECTION 12.  REPAIRS AND MAINTENANCE.
Tenant, at its own expense, shall maintain, in good condition and repair consistent with local practices prevailing in the area and in compliance with all applicable governmental regulations, the Premises, and all improvements, additions or alterations therein and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable wear and tear excepted. Tenant shall be responsible for the repair and maintenance of: the floor, windows and glass, all doors, docks, dock levelers, all mechanical systems (heating, ventilating, and air conditioning systems), plumbing, electrical, lighting, and other facilities within its Premises. Further, Tenant shall be responsible for damage to either side of its external walls, internal sidewalls and columns, ceiling, sprinkler system, etc., including, but not limited to, damage caused by truck or other moving vehicle and vandalism to the extent caused by Tenant, its employees, agents, contractors or licensees. All major repairs shall be done only by contractors approved by Landlord in accordance with plans and specifications approved in writing by Landlord. Failure to obtain Landlord's consent with respect to major repairs shall result in the right of Landlord to rebuild, correct, or remove items to which Landlord objects, all at Tenant's expense including a 15% contractor's fee payable to Landlord.

SECTION 13.  ALTERATIONS.

     (A) TENANT'S ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises which cost in the aggregate in excess of Fifty Thousand Dollars ($50,000) in any twelve (12) month period without Landlord's written consent, which shall not be unreasonably withheld, and work shall be by contractors approved by Landlord. All alterations, additions or improvements made by either of the parties hereto upon the Premises, except movable office furniture and trade fixtures put in at the expense of Tenant, shall be the property of Landlord, and, unless otherwise directed by Landlord, shall remain upon and be surrendered with the Premises at the termination of this

Lease, without molestation or injury. For items removed by Tenant, at expiration of the term, Tenant shall repair everything so as to yield and deliver up Premises in the same condition as when taken, reasonable wear and tear excepted.

     (B) CONSTRUCTION BY LANDLORD. All alterations, additions and improvements shall be performed by contractors approved by Landlord, and subject to conditions specified by Landlord in accordance with drawings, plans, and specifications submitted by Tenant, Except as set forth in Section 39(A) of this Lease, if any such alterations, additions or improvements to the Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord the cost thereof (including a reasonable charge for Landlord's overhead related thereto) as the work proceeds within thirty (30) days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant (unless Tenant shall have obtained a written waiver of such right of Landlord) to have Tenant move the same, in which event Tenant shall promptly restore the demised Premises to their condition prior to the installation of such alterations, additions and improvements.

    (C) FAILURE TO OBTAIN CONSENT. Failure to obtain Landlord's consent, where required, shall result in the right of Landlord to rebuild, correct or remove items to which Landlord objects, all at Tenant's expense including a 15% contractor's fee payable to Landlord.

SECTION 14.  CARE OF PREMISES.

     (A) PARKING. Landlord shall maintain all parking areas, together with the necessary access roads and driveways servicing Kensington Center. Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, the appropriate common areas. Landlord shall operate, manage and maintain during the term of this Lease, all common areas. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be consistent with local practices prevailing in the area, and the use of such areas and facilities shall be subject to such regulations as Landlord shall make from time to time. Tenant agrees to direct its employees, agents, customers, and invitees to park in such areas as may be designated by Landlord for such parking. Tenant's area shall be that area containing seventy
(70) spaces depicted and described on Exhibit B subject to landscaping and other improvements which Landlord determines shall be located therein. No designation of a parking area for Tenant shall give Tenant a continuing or exclusive right to such space, but rather Landlord in its reasonable discretion may redesignate by location said area from time to time, whether or not adjacent to Tenant's Premises, provided it is comparable in proximity to the Premises.

     (B) OTHER. Tenant shall not perform any acts or carry on any practices which may injure the Premises or buildings in Kensington Center and shall keep the Premises (including adjoining walkways, porches, steps, and entrance ways allocated to it) clean and free from rubbish, dirt, snow and ice (except Landlord shall keep the parking and dock areas free of snow, in accordance with customary practice for like-kind facilities in the area, unless prevented by Tenant's vehicles) at all times. Tenant shall keep areas used by it, its various guests, invitees, agents, and employees free of ice. Landlord shall not be liable to Tenant for any "slip and fall" or similar kinds of claims from Tenant's agents, employees, guests, and invitees from areas Tenant is responsible to maintain, and Tenant shall be obliged to rectify any conditions which may lead to such a claim, and it shall indemnify, through insurance or otherwise, Landlord against a recovery, as well as the cost of defense, including reasonable attorney fees, on account of such a claim. It is further agreed that in the event Tenant shall not comply with these provisions, Landlord may have rubbish, dirt, snow and ice removed, in which case Tenant agrees to pay all reasonable charges. Further, in the event snow is not removed from the parking lot satisfactorily to Tenant, Tenant shall notify Landlord to allow Landlord to correct the condition.

Outside trash receptacle arrangements or installations shall require Landlord's approval. Landlord shall have the right, at its sole discretion, to decline or approve outside trash receptacle arrangements, and may take any corrective action, including removal, of any unapproved installations. Said charges shall be paid to Landlord by Tenant within thirty (30) days after a bill is presented to it, and Landlord shall have the same rights as is provided in Section 8 of this Lease in the event of Tenant's failure to pay.



     (C) TENANT'S FAILURE TO PROVIDE CARE. In the event Tenant fails to abide by the requirements to care for the Premises within thirty (30) days after notice from Landlord (or sooner if required by emergency), Landlord shall have the absolute right to undertake the required activity and to invoice Tenant for the cost plus a fifteen per cent (15%) contractor's fee.

SECTION 15.  ADVERTISING DISPLAY.
It is further agreed that all signs and advertising displayed in and about the Premises shall be such only as advertise the business carried on upon said Premises, and that Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by Landlord, and that no awning shall be installed or used on the exterior of said building unless approved in writing by Landlord. Further, Tenant shall be responsible for the cost of a standard tenant sign obtained and installed by Landlord. Other promotional devices, including, but not limited to, flags, banners, and the like must be approved by Landlord, which shall be revocable only if required by governmental authority.

SECTION 16.  COMPLIANCE.
Tenant shall, at its own expense by Landlord, promptly comply with all laws, statutes, ordinances and governmental rules and with regulations or requirements of any board of fire underwriters or other similar body, Landlord's insurance underwriter, with any occupancy certificate or directive issued pursuant to any law, as well as the provisions of all recorded documents affecting the condition, use or occupancy of the Premises, In the event Tenant fails to comply, within thirty (30) days after notice from Landlord or sooner if required by law or emergency, Landlord shall have the absolute right to undertake the required action and to invoice Tenant for the cost plus a fifteen percent (15%) contractor's fee.



SECTION 17.  NON-LIABILITY.
Except to the extend caused by or resulting from the gross negligence or misconduct of Landlord or its employees, agents, contractors or licensees or Landlord's failure to comply with applicable laws, Landlord shall not be responsible or liable to Tenant or Tenant's agents or employees for the following: (a) any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining Premises or any part of the Premises adjacent to or connected with the demised Premises or any part of the building of which the Premises are a part; (b) for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes; (c) for any loss or damage resulting to Tenant or its property from the failure to have or failure to maintain security systems, locks, fire alarms, sprinkler and fire systems, security alarms or security patrols or services employed by Landlord or Tenant for the security of the Premises; (d) loss or interruption in electrical, gas, or water service to the Premises; or
(e) for any damage or loss to Tenant, Tenant's employees or business, or for any damage or loss to property within the demised Premises. This shall include but not be limited to any damage or loss for business interruption, loss of profits, spoilage or deterioration of perishable or non-durable items, or interference with contract.

In the event of any sale or transfer (including any transfer by operation of law) of the demised Premises, Landlord (and any subsequent owner of the demised Premises making such a transfer) shall as of the date of the transfer be relieved from any and all obligations and liabilities accruing under this Lease subsequent to the date of transfer, and Tenant agrees to attorn to such subsequent owner(s), provided the transferee assumes the liabilities of Landlord hereunder.

SECTION 18.  ASSIGNMENT.
Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Premises or any part thereof without the written consent of Landlord. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the Premises.

Notwithstanding anything to the contrary set forth in this Lease, Tenant may, without the consent of Landlord, assign this Lease or sublet all or any portion of the Premises to: (i) any parent, subsidiary or affiliate of Tenant; (ii) any entity resulting from the consolidation or merger of Tenant into or with any other entity; (iii) any person or entity acquiring all of Tenant's stock or all or substantially all of Tenant's physical assets; provided, however, that in any event, the assignee or sublessee shall assume the obligations of Tenant hereunder by a written agreement, the form and substance of which is reasonably satisfactory to Landlord and Tenant shall remain liable for all obligations under this Lease. As used herein, the expression "affiliate" means a person or business entity, corporation or otherwise, that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Tenant. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management and policies of the ownership or voting securities, by contract or otherwise.

No subletting, assignment or transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

In the event Tenant shall receive Landlord's written consent to sublet a portion or all of the Premises, or assign this Lease, all of the sums or other economic consideration received by Tenant as a result of such subletting, granting of an assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder.

In the event Tenant shall assign this Lease or subject the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall reimburse Landlord for its attorney fees and processing fees incurred in connection herewith. If Tenant fails to reimburse the aforesaid fees on the next ensuing rent day, Landlord shall have the same remedies as on default in payment of the net rent.

The foregoing provisions shall apply to any holding company or other party which directly or indirectly holds or controls Tenant as though it were the Tenant itself.

Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the Premises, Landlord shall thereupon be entirely freed of all obligations of Landlord hereunder accruing subsequent to the date of transfer and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance, except that any covenant or obligation of Landlord hereunder affecting land owned by Landlord shall continue for its term during such ownership, but no longer.

SECTION 19.  BANKRUPTCY AND INSOLVENCY.

     (A)  TENANT'S INTEREST NOT TRANSFERABLE WITHOUT LANDLORD'S CONSENT.
Neither Tenant's interest in this Lease, nor any lesser interest of Tenant therein, nor any estate of Tenant thereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, debtor in possession or other entity, or otherwise by operation of law, unless Landlord, in writing, affirmatively approves such transfer to such trustee, receiver, assignee, debtor in possession or other entity. No acceptance of rent or other payments by Landlord from any such trustee, receiver, assignee, debtor in possession or other entity shall be deemed to have waived, nor shall it waive, Landlord's right to terminate the Lease if Tenant's estate or interest therein passes, by operation of law, to any such trustee, receiver, assignee, debtor in possession or other entity.

     (B) OBLIGATIONS OF TRANSFEREE IN THE EVENT LANDLORD CONSENTS TO TRANSFER. If Landlord affirmatively consents in writing to the transfer of Tenant's interest under this Lease or the estate of Tenant created thereby, or any lesser interest of Tenant therein, to any trustee, receiver, assignee for the benefit of creditors, debtor in possession or other entity (hereinafter collectively referred to as the "Transferee"), the Transferee shall be obligated to perform all of the terms, covenants and conditions of this Lease to be performed by Tenant and shall be required to pay rent and other charges at the rate stipulated herein. The parties further agree that the rent and other charges stipulated herein are a reasonable measure of the value of the Premises and must be paid by the Transferee, whether or not the Transferee is in physical possession and operation of the Premises.

SECTION 20.  SUBORDINATION AND ATTORNMENT.
Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Landlord's interest in the land, buildings or any part of the Premises, or upon any buildings hereafter placed upon the land which is a part of the Premises. Tenant covenants and agrees to execute and deliver within fourteen (14) days after demand such other instrument(s), including estoppel certificates, providing for subordination of this Lease to the lien of any such mortgage or mortgages, non-disturbance and attornment, in reasonable form and substance as shall be desired by Landlord, provided such instrument states that Tenant shall not be disturbed with respect to its occupancy of the Premises as long as Tenant is not in default hereunder.

Upon Landlord's request, Tenant shall certify in writing:

     (A) That Tenant has accepted the Premises, and the commencement date of the Lease.

     (B) Whether the Lease has been changed, modified or amended, and whether the Lease is in full force and effect and free from any default by either party. If the Lease has been changed, modified or amended or is in default, Tenant shall certify as to the date and nature of said change, modification, amendment or default.

     (C) Whether Tenant has made advancements for or on behalf of Landlord for which it has the right to deduct from or offset against the future rentals as of the date of certification.

     (D) Whether Tenant has paid rent for more than the current month during which certification is made.

     (E) Those matters as may be reasonably requested by Landlord.

SECTION 21.  EMINENT DOMAIN.
If the whole of the Premises shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid to that day. If less than the whole, but more than twenty-five (25%) per cent of the Premises or the parking area shall be taken under eminent domain, either party shall have the right to terminate this Lease and declare the same null and void by notice in writing delivered to the other party within ten (10) days after such taking; provided, however, that to the extent the taking involves the parking area, Tenant shall not have the right to terminate this Lease if, within ten (10) days after the taking, Landlord provides parking facilities abutting the Premises which contain substantially the same number of parking spaces as the area lost by eminent domain. If neither party elects to terminate this Lease, Tenant shall continue in possession of the remainder of the Premises, and all of the terms of this Lease shall continue in full operative force and effect, except that the base rent and additional rent shall be reduced in proportion to the value of the Premises taken, and Landlord, at its own cost and expense, shall make all repairs or alterations to the building necessary to constitute the remaining Premises a complete architectural unit. All damages awarded for any taking under the power of eminent domain, whether for the whole or a part of the Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to the award made to Tenant for loss of business or removal of furniture, fixtures and other equipment installed on the Premises by Tenant.

Notwithstanding the foregoing, Landlord shall permit Tenant to seek from the appropriate governmental authorities a condemnation award in respect of the unamortized cost of Tenant's betterments and improvements, Tenant's moving and relocation expenses, the value of Tenant's trade fixtures, the loss of Tenant's leasehold estate (i.e., bargain value of the Lease), and any other compensation as provided to, or allowed to, a tenant under applicable federal, state or local laws.

SECTION 22.  ACCESS TO PREMISES.
After twenty-four (24) hour prior notice (or sooner if emergency) Landlord shall have the right to enter upon the Premises at all hours for the purpose of inspecting the same. If Landlord alone deems any repairs are necessary, it shall give notice to Tenant to make the same and if Tenant refuses or neglects to commence such repairs within a reasonable time not more than thirty (30) days thereafter, and complete the same with reasonable dispatch, Landlord may make or cause to be made such repairs and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, and if Landlord makes or causes to be made such repairs Landlord shall have the rights provided in section 8 of this Lease.

After twenty-four (24) hour prior notice (except in the case of an emergency) Landlord may enter the Premises to install or repair pipes, wires and other appliances or make any inspections or repairs deemed by Landlord essential to the use and occupancy of other parts of Kensington Center.

Tenant shall cooperate with Landlord and/or its contractor(s) with respect to all alterations and additions to the Premises or the building and grounds generally, whether or not such construction is for the benefit of Tenant's Premises or those of other tenants. Landlord and its contractors shall attempt to minimize disruption of the demised Premises.

Landlord shall make installations and repairs to the Premises only during reasonable hours and after twenty-four (24) hours prior notice to Tenant except in the case of emergencies. Landlord's right to enter the Premises to make repairs shall extend only to repairs which Landlord is required to make in accordance with applicable legal requirements or otherwise in accordance with this Lease. In connection with the exercise if any of these rights, Landlord shall, to the extent practicable, not interfere with the operation of Tenant's business and shall attempt to complete all repairs during non-business hours.

SECTION 23.  DEFAULT, RE-ENTRY AND RIGHT TO RELET, AND ALL BREACHES MATERIAL.

     (A) EVENTS OF DEFAULT. Each of the following events (hereinafter referred to as "Event of Default") shall be a default hereunder by Tenant and a breach of this Lease, and, in such event(s), Landlord shall have its rights and remedies. An Event of Default shall occur:

     1. NONPAYMENT OF RENT. If Tenant shall fail to pay base rent, additional rent, and/or other sums required to be paid to Landlord under this Lease within seven (7) days after notice.

     2. PROHIBITED TRANSFERS. If Tenant shall assign, transfer or encumber this Lease, sublet or permit the use of the Premises by others, except in a manner permitted in Section 18.

     3. BANKRUPTCY OR INSOLVENCY. If Tenant shall voluntarily file a petition for bankruptcy (or fail to obtain the discharge of an involuntary petition within ninety (90) days after filing), make any general assignment for the benefit of creditors, or voluntarily or involuntarily take, or attempt to take, any action which subjects it to any existing or future insolvency, receiver or bankruptcy act, or becomes insolvent at any time or develops a negative net worth.

        Tenant or any trustee, receiver, or assignee for the benefit of creditors, or debtor-in-possession or other entity shall be obligated to give Landlord immediate notice of the filing of any such insolvency or proceeding.

     4. APPOINTMENT OF RECEIVER OF TRUSTEE. If a receiver or trustee shall be appointed for, or to take possession of, all or any part of the property of Tenant or Tenant's leasehold interest or Tenant's guarantor, if any.

     5. ABANDONMENT/VACATION. If the Premises are abandoned or vacated by Tenant (i.e., Tenant fails to maintain a business presence in the Premises for more than thirty (30) consecutive days and Landlord, after reasonable efforts is unable to determine that Tenant has an intention to return).

     6. ATTACHMENT/EXECUTION. If there is any attachment, execution or other judicial seizure of all or a substantial part of the assets of Tenant or Tenant's leasehold, where such attachment, execution or seizure is not discharged within thirty (30) days.

     7. ESTATE OF TENANT TRANSFERRED. If the estate or interest of Tenant be transferred or passed to, or devolve upon, any other person or corporation by operation of law or otherwise, except as permitted in Section 18.

     8. CHRONIC LATE PAYMENT. If Tenant's rental payments are received more than five (5) days after the due date more than six (6) times during the term of the Lease.

     9. FAILURE TO FURNISH FINANCIAL INFORMATION. if Tenant shall fail to furnish the Financial Information described in Section 38(M) herein within ten
(10) days after notice.

     10. CONTAMINATION OF ENVIRONMENT. If there shall occur, through the acts or omissions of Tenant, its employees, agents, or contractors, any material violations of the Relevant Environmental Laws, including CERCLA, affecting the property, which are not corrected or for which corrective action is not commenced and diligently pursued within ten (10) days after such notice. "Relevant Environmental Laws" shall include, but is not limited to:

          (a) The Comprehensive Environmental Response, Compensation and Liability act, 42 U.S.C. Section 9601, et. seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100, Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Section 300(f), et. seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601, et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 18801. et. seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251, et. seq.; the Clean Air Act, 42 U.S.C. Section 7401 et. seq.; and the regulations promulgated in connection therewith; and

          (b) Any state and local laws and regulations pertaining to hazardous wastes, hazardous substances, toxic substances, hazardous materials and/or asbestos. "Hazardous wastes" as referred to herein shall mean any of the following as defined by the relevant environmental laws: solid wastes, toxic or hazardous substances, wastes, or contaminants, including, without limitation, polychlorinated byphenols (PCBs), solvents, paint containing lead, discharges of sewage or effluent.

     11. OTHER DEFAULT. If Tenant shall be in default of any of the other terms, covenants or conditions of this Lease and such default shall continue after receipt of written notice thereof from Landlord to Tenant and is not fully cured within the period of time set forth in this Lease, and, if no period of time is set forth, then within thirty (30) days from date of mailing or facsimile transmission of such notice.

     (B) REMEDIES ON DEFAULT. After giving of the required notice and expiration of the applicable cure period, Landlord may treat the occurrence of any one or more of the Events of Default as a breach of this Lease and thereupon at its option may, without notice or demand of any kind to Tenant or any other person (except as provided in this Lease), have any other or more of the following described remedies in addition to all other rights and remedies provided at law or in equity (all of which rights and remedies of Landlord shall be cumulative and none of which shall exclude any other right or remedy allowed at law or in equity):

     1. Landlord may terminate this Lease and the term created hereby, in which event Landlord may forthwith repossess the Leased Premises and be entitled to recover forthwith as damages any sum of money and damages then owed by Tenant to Landlord including those described in Section 23(C).

     2. Landlord at any time after an uncured Event of Default, at Landlord's sole option, may give to Tenant a notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the term shall have commenced) upon such notice, but Tenant shall remain liable for damages as provided in this Section.

     3. Upon obtaining a writ of restitution, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, re-enter the Leased Premises or any part thereof, in accordance with the writ of restitution, either by summary proceedings or by any other applicable action or proceeding, and may repossess the Premises and remove any and all of Tenant's property and effects from the Premises.

          In re-entering the Premises subsequently to obtaining a writ of restitution, it shall be lawful for Landlord, its attorneys, heirs, representatives and assigns, to repossess the Premises and remove and put out Tenant and each and every occupant, remove all property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of Tenant, and hold the Premises as hereinafter provided, and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, Tenant agreeing that no such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, such right however, being continuously reserved by Landlord.

     4. Either with or without terminating this Lease, Landlord may relet the whole or any part of the Leased Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, it its sole discretion, may determine. Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises, as reasonably necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability therefore or otherwise affecting any liability under this Lease. If Landlord shall fail to relet the Premises or if the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions, all reasonable expenses including legal fees incurred by Landlord, and all expenses of such reletting, including without limiting the generality thereof, all reasonable commissions incurred due to each such reletting and of the collection of rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, and all reasonable attorney fees, costs and expenses incurred by Landlord, then Tenant shall pay to Landlord as damages a sum equal to the amount of the base rent and additional rent for such period or periods, or, if the Premises have been relet, Tenant shall satisfy and pay any such deficiency in base rent and/or additional rent upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     5. Landlord shall have the right to recover all rental and all other amounts payable to Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other incidental and consequential damages incurred by Landlord of whatsoever kind or nature, including without limiting the generality thereof, all reasonable attorney fees incurred as a result of an Event of Default.

     6. The remedies provided for in this Lease are cumulative and in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.


     (C) PRESENT VALUE OF ALL RENTAL UPON TERMINATION. Upon termination of this Lease by Landlord pursuant to this Section 23, Landlord shall be entitled to recover from Tenant as liquidated damages the aggregate of: (a) the worth at the time of termination of the unpaid rental which had been earned at the time of termination; (b) the worth at the time of termination of the amount by which the unpaid rental which would have been earned for the balance of the term of this Lease after the time of termination exceeds the reasonable rental value of the Leased Premises for such period; and (c) the unamortized cost of Tenant improvements paid for by Landlord prorated over the period from the date of the improvement(s) to the expiration date of the Lease period in effect at the date of the Event of Default which lead to termination. The "worth at the time of termination" of the amount referred to in clause (b) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one (1%) percent. Further, the term "unpaid rental" as used in this paragraph shall include all base rent and increases thereto and additional rent, as these terms are defined in this Lease.

     (D) ALL BREACHES MATERIAL. All provisions of this Lease shall be deemed MATERIAL, and any breach thereof shall be deemed a material breach.

     (E) MITIGATION OF DAMAGES. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the duty and obligation to mitigate, in its reasonable best effort, any and all damages that may or shall be caused or suffered by virtue of a default under, or violations of any of the terms and provisions of, this Lease.

SECTION 24.  LANDLORD'S LIEN. THIS SECTION INTENTIONALLY OMITTED

SECTION 25.  TRIAL BY JURY WAIVED.
Landlord or Tenant hereby waive trial by jury in any action, proceeding, or counterclaim or third party claim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease; the relationship of Landlord to Tenant; the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant; any claim of injury or damage; and any emergency or other statutory remedy. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Premises, Tenant shall not interpose any counterclaim or third party claim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof, and in such instance the parties agree that the counterclaim or third party claim shall be tried separately and independently from the right to possession issue and that the counterclaim shall not prevent or impede Landlord's right to summarily regain possession of the Premises.

SECTION 26.  ATTORNEY'S FEES.
In the event of any suit, action or proceeding at law or in equity by either of the parties hereto against the other by reason of any matter or thing arising out of this Lease, the prevailing party shall recover from the other its costs including reasonable attorneys' fees for the maintenance or defense of said action, suit or proceeding.

SECTION 27.  QUIET ENJOYMENT.
Landlord covenants that Tenant, on payment of all of its monetary obligations hereunder and performing all the covenants and conditions hereunder, shall and may peacefully and quietly have, hold and enjoy the Premises for the term aforesaid.

SECTION 28.  RE-RENTING.
Tenant hereby agrees that for a period commencing through three hundred sixty-five (365) days prior to the termination of this Lease, after reasonable notice, Landlord may show the Premises to prospective tenants, and three hundred sixty-five (365) days prior to the termination of this Lease, may display in and about said Premises and in the windows thereof, the usual and ordinary "TO RENT" signs.

SECTION 29.  HOLDING OVER.
If Tenant remains in possession of the Premises after expiration or termination of this Lease without a new Lease agreement reduced to writing and duly executed, Tenant shall be deemed to be occupying the Premises only as a tenant from month to month, subject to all of the covenants, agreements and conditions of this Lease, insofar as the same shall be applicable to a month to month tenancy cancelable by either party upon thirty (30) days' written notice to the other.

SECTION 30.  DELAY OF POSSESSION.
It is understood that if Tenant shall be unable to enter into and occupy the Premises at the time provided, by reason of the said Premises not being ready for occupancy, or by reason of holding over of any previous occupants of Premises, or as a result of any cause or reason, Landlord shall not be liable in damages to Tenant therefor, but during the period Tenant shall be unable to occupy said Premises as hereinbefore provided, the rental therefor shall be abated and Landlord is to be the sole judge as to when the Premises are ready for occupancy. No such delay shall affect the validity of the Lease, but rather shall delay the commencement date of the Lease correspondingly, with the term remaining the same.

SECTION 31. REGULATORY CONTROL; REQUIREMENTS OF TENANT. Landlord agrees to permit such modification of the structure or Tenant's procedures as may be required by 0.S.H.A., Landlord's insurance examiner, local fire officials, or State of Michigan statutes or department requirements and/or the environmental control agencies regulating any manner of discharges into the air or grounds. However, the manner in which these modifications are to be made, if major or structural, must be approved, beforehand, by Landlord in writing. Tenant also agrees to maintain the Premises in compliance with all applicable regulations of OHSA, the EPA, the DNR, and other appropriate federal, state and/or local governmental agencies as their requirements are published and enforced from time to time. The cost of the foregoing shall be borne by Tenant, only if such compliance is required due to the particular manner in which Tenant uses the Premises. In the event Tenant fails to comply, Landlord may make the necessary changes and shall have the absolute right to invoice Tenant for the cost, plus a 15% contractor's fee, only is Tenant is responsible for compliance as aforesaid.

SECTION 32.  BURGLAR ALARM SYSTEM.
Any burglar alarm system or other protective system requiring modification of the Premises shall be installed only with Landlord's written consent.

SECTION 33. DISCHARGE OF LIENS.
Tenant shall not do or suffer anything to be done whereby the land and building of which the Premises are a part may be encumbered by any liens of mechanics, laborers, or materialmen, chattel mortgages or any other liens and shall whenever and as often as any such liens are filed against the said land and building purporting to be for labor or material furnished or to be furnished to Tenant, discharge the same of record within thirty (30) days after the date of filing by payment, bonding or otherwise, as provided by law. Tenant shall hold harmless Landlord from any liability, claim or damages resulting therefrom, including reasonable attorney's fees.

SECTION 34.  LIABILITY OF LANDLORD.
If Tenant shall recover a money judgment against Landlord concerning any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Premises, building or land by Tenant or any person claiming through or under Tenant or concerning any claim of injury or damage, such judgment shall be satisfied: (i) out of the proceeds of such insurance as Landlord maintains to cover such losses; or (ii) from the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the land and building of which the Premises are a part as the same may then be encumbered; or (iii) out of the rents received by Landlord and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency, and in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the building and land as herein before expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Premises, the building or the land, Landlord shall be released from all previous liabilities and obligations hereunder.

No personal liability is assumed by or shall at any time arise or be asserted against Landlord or any of the officers or directors of Landlord, or against Landlord's predecessor Starkweather Holding Company, or its partners, or against their respective successors or assigns on account of this Lease or transactions or occurrences related to the tenancy, either express or implied, and all such personal liability is hereby expressly waived and released by Tenant on behalf of Tenant and all persons claiming by, through or under Tenant to the extent permitted by law, and recourse hereunder, if any, by Tenant or Tenant's successors or assigns, shall be limited as provided in this section.

In the event Landlord or any successor owner of the Premises shall sell or convey the Premises, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.

SECTION 35.  SECURITY DEPOSIT.

     (A) AMOUNT AND PURPOSE. Landlord hereby acknowledges receipt of the sum of Nineteen Thousand Eight Hundred Thirty-Three & 33/100 ($19,833.33) Dollars from Tenant. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of the terms, covenants, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect to any of the terms, covenants, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Landlord may, but in no event shall Landlord be required to use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend, including reasonable attorney fees, by reason of Tenant's default, in respect to any of the terms of this Lease. Said security deposit, if not applied as provided herein, is to be returned in full to Tenant upon expiration or earlier termination by agreement of the parties of the Lease and Tenant's vacating of the Premises, after inspection of same by Landlord. Landlord shall not be obliged to keep the said security as a separate fund, but may commingle the said security with other funds of Landlord.

     (B) TRANSFER AND INTEGRITY OF DEPOSIT. In the event of a sale of the building or lease of the land on which it stands, subject to this Lease, Landlord shall have the right to transfer the security deposit to the vendee or lessee and Landlord shall be considered released by Tenant from all liability for the return of such security and Tenant shall look solely to the successor Landlord for the return of the said security provided such successor provides Tenant with satisfactory evidence that it has assumed Landlord's obligations hereunder to return the security deposit, and it is agreed that this shall apply to every transfer or assignment made of the security to another Landlord. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord and any attempt to do so shall be void. In the event of any rightful and permitted assignment of this Lease, the said security deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said security deposit to the assignor. Any mortgagee of Landlord shall be relieved and released from any obligation to return such security in the event such mortgagee comes into possession of the leased Premises by reason of foreclosure of its mortgage or any proceeding in lieu thereof.

SECTION 36.  GUARANTY.  THIS SECTION INTENTIONALLY OMITTED

SECTION 37.  CORPORATE AUTHORITY.
If either party signs as a corporation, each person executing this Lease does hereby covenant and warrant that such party is fully authorized and an existing corporation, that such party has been and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Such party shall furnish such customary evidence of corporate authority as the other may reasonably request.

SECTION 38. MISCELLANEOUS PROVISIONS.

     (A) Binding Effect. The covenants, conditions and agreements made and entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

     (B) Governing Law. This Lease shall be governed by and construed and enforced under the laws of the State of Michigan and within its jurisdiction.

     (C) Section Headings. The Section headings as herein used are for convenience of reference only and in no way define, limit or describe the scope or intent of any provision of this Lease.

     (D) Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law,

     (E) Remedies Not Exclusive. It is agreed that each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law or equity.

     (F) Waiver. The waiver of Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow upon between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms.

     (G) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rental herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such a check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     (H) Notices. Unless otherwise provided, whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at the address set forth in this Lease and deposited in the mail with postage prepaid, certified mail, return receipt requested, and, for notice to Landlord, in writing addressed to the last known post office address of Landlord and deposited in the mail with postage prepaid, certified mail, return receipt requested. Notices need to be sent to only one Tenant where Tenant is more than one person. Copies of notices to Tenant shall be sent to its attorney Laurence
B. Deitch of Seyburn, Kahn, Ginn, Bess, Howard & Deitch, P.C., 2000 Town Center, Suite 1500, Southfield, Michigan 48075, telephone: (810) 353-7620, facsimile:
(810) 353-3727, and receipt by either Tenant or its attorney shall constitute satisfactory provision of notice.

     (I) Late Charges. If the payment of the rental, additional rental, taxes, assessments, insurance or any other charge or obligation of Tenant shall not be made on or prior to the date set forth herein, or within ten (10) days thereafter, Tenant agrees to pay a late charge in the amount of five percent (5%) of the unpaid amount and an additional five percent (5%) of the unpaid amount for each additional month, or fraction thereof, it is delinquent. Said late charges shall accrue from the date upon which said rent shall become due and said late charge shall be considered by the parties hereto as liquidated damages for Tenant's failure to make prompt payment and the late charges that accrue in any month shall be payable on the first day of the following month. Any failure by Landlord to insist upon the strict performance by Tenant of Tenants obligation to pay late charges shall not constitute a waiver by Landlord of its right to enforce the provisions of this subsection and any incidents thereafter occurring, nor shall acceptance of late charges be deemed to extend the time of payment of any sums due and payable to Landlord by Tenant. This monthly late fee shall accrue for every month during which Tenant is in default and throughout any period during which Landlord must relet the Premises.

     (J) Force Majeure. In the event that Landlord shall be delayed, hindered or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, supplies, or utilities, failure of power, restrictive governmental laws or regulations, riots, insurrection, the act, failure to act or default of any other party, war or other reason beyond the control of Landlord, then performance of such act shall be excused for the period of the delay and the period of performance of said act shall be extended for a period equivalent to the period of such delay.

     (K) Entire Agreement. This Lease supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

     (L) Receipt of Payment and Notices. All payments (including but not limited to monthly rental payments), and notices required to be given to Landlord or Tenant under this Lease shall be considered made only upon actual receipt by the intended recipient.

     (M) Tenant's Financial Information. Upon the execution of this Lease by Tenant and within ninety (90) days after each of Tenant's fiscal years, Tenant shall furnish Landlord with financial statements (including, without limitation, operating statements including an annual profit and loss statement) reflecting Tenant's current financial condition, and written evidence of then current ownership of controlling interests in Tenant and in any entities which directly or indirectly control Tenant (which written evidence shall include, without limitation, the names of all existing shareholders and partners, as applicable, of record and their respective ownership interests as of the date of such writing), which financial statements and written evidence shall be certified as being true and correct by the chief financial officer or the chief executive officer or partner of Tenant, any and all of which is referred to as the Financial Information. Landlord shall maintain all such information on a confidential basis to be used only for purposes related to this Lease and assessment of Landlord's rights hereunder.



     (N) Modification. No change or modification of this Lease shall be valid unless the same be in writing and signed by all of the parties hereto. No waiver of any provisions of this Lease shall be valid unless in writing and signed by the person or party against whom charged,



     (O) Brokerage. Landlord shall pay and satisfy all commissions arising from the execution and delivery of this Lease and the transactions contemplated hereby and shall indemnify and hold Tenant harmless from and against all loss, liability and damages arising out of claims against Landlord for brokerage or other commissions relative to this Lease,



SECTION 39.  ADDITIONAL PROVISIONS.

      (A)  PREPOSSESSION BUILDOUT.

     1. Prior to the commencement of Tenant's obligations hereunder, Landlord shall, at Landlord's own cost and expense, construct or install in the Premises the improvements to be constructed or installed by Landlord according to the provisions of Exhibit "C", Landlord's Buildout, attached and incorporated; provided, however, that Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation. The Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements (special-order items excepted), subject only to completion of construction details, decorations and mechanical adjustments which do not materially-interfere with Tenant's use of the Premises, and further subject to Tenant being responsible for its own contracted work and equipment. Tenant shall accept the Premises upon notice from Landlord that such improvements have been so completed, which notice shall include a certificate furnished by Landlord's architect certifying the date of substantial completion of all of the space (the "Delivery' Date"). Such certificate shall be conclusive and binding of that fact and date upon Landlord and Tenant. Landlord shall attempt to advise Tenant of the anticipated date of completion at least thirty (30) days prior to completion, but failure to give such notice shall not constitute a default by Landlord.



     2. Tenant shall notify Landlord in writing in reasonable detail of any defects or condition not in accordance with Landlord's obligations under this
Section 39(A), if any, within thirty (30) days of the Delivery Date, and failing giving such notice, Tenant shall be deemed for all purposes to have accepted the Premises in their existing condition as of Delivery Date. Provided Landlord concurs with Tenant's contentions as identified in the notice, Landlord shall, within ten (10) business days after Landlord's inspection of the Premises after receipt of Tenant's notice, begin correction of any work not performed or completed according to this Section, and shall not be entitled to Tenant's business caused by such Landlord's work.


     3. Tenant shall construct or install other work and improvements to the Premises not required of Landlord, which items are set forth on Exhibit D Tenant's Buildout Without Landlord's Assistance, at Tenant's sole cost and expense.


     4. Tenant's Buildout With Landlord's Assistance. Upon Landlord's agreed upon determination of the cost of Tenant's Buildout With Landlord's Assistance described on Exhibit E, based on an itemized statement of actual costs, including Landlord's own fifteen percent (15%) fee or a general contractor's or construction manager's fee, or as otherwise agreed on Exhibit E, incurred (paid or contracted) for said Buildout, whether or not managed by Landlord, Tenant shall pay said cost in the following manner:



                a. Fifty percent (50%) by check upon presentation of an invoice after completion of such improvements; and



                b. The balance plus interest at eight percent (8%) per annum in the form of additional rent with the amount amortized over the sixty (60) month lease term without penalty for prepayment.



     5. Tenant's Access. In addition, prior to the Delivery Date, Tenant shall be permitted access to the Premises for purposes of moving in its equipment and constructing the improvements to be accomplished by Tenant, provided such activities shall not unreasonably interfere with the work to be performed by Landlord. Further, upon receipt of a Temporary Certificate of Occupancy, Landlord shall permit the use and occupancy of such portions of the Premises as are complete, in which case rent will begin on such pro rata portion as is delivered.

SECTION 40. OPTIONS TO EXTEND.

      (A)  OPTION PERIOD.

      So long as Tenant is not in default, and further provided it exercises an election by personally delivering to Landlord or mailing, certified mail, return receipt requested, a written Notice of Election, Tenant shall be entitled to extend the term by an additional term of sixty (60) months. The Notice of Election to exercise the option shall be provided to the Landlord not less than twelve (12) months prior to the expiration of the then current term. The Notice of Election shall be dated and shall contain an acknowledgement copy for return to Tenant signed by Landlord.


      (B)  RENT DURING OPTION PERIOD.

      During the option term, the terms and conditions of this Lease shall be continued as though the option term is a mere extension of the original Lease except the base rent shall be $4.93 per square foot.


        Taxes, insurance, and Operating Expenditures will be subject to normal Taxes, adjustments as provided herein throughout the Option Period.



41.  TENANT'S ENVIRONMENTAL PROTECTION.
Landlord shall not cause or permit to occur (excluding acts of Tenant or other tenants of Kensington Center and their respective agents, employees and contractors): (i) any violation of any present or future federal, state or local law, ordinance or regulation related to environmental conditions in or about Kensington Center, including, but not limited to, improvements or alterations made to Kensington Center at any time by Landlord, its agents or contractors, or (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any "Hazardous Wastes" (as defined in Section 23(A)10 of this Lease) in or about Kensington Center, or the transportation to or from Kensington Center of any Hazardous Wastes (save and except reasonable quantities of normal cleaning and janitorial products, all of which shall be stored, used, and disposed of by Landlord, at its expense, shall comply with all "Relevant Environmental Laws" (as defined in Section 23(A)10 of this Lease. Landlord shall indemnify, defend and hold harmless Tenant and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorney's and consultant's fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with Landlord's failure to comply with its obligations under this Section, which obligations shall survive the expiration or termination of this Lease.

IN WITNESS WHEREOF, the parties hereby execute this Lease.


WITNESSED:                      KENSINGTON CENTER, INC.
                                "LANDLORD"




/s/                             By:   /s/ John Allman
- ------------------------             ----------------------
                                     John Allman
                                Its:  President



                                LASON SYSTEMS, INC.
                                "TENANT"



/s/ Annette Gorney              By: /s/ Robert A. Yanover
- ------------------------             ----------------------
    Annette Gorney
                                Its: Robert A. Yanover C.O.B.



STATE OF MICHIGAN                     )
                                      )SS.
COUNTY OF WAYNE                       )


     The foregoing instrument was acknowledged before me this 3rd day of August, 1995, by John M. Allman, known to me to be the President of Kensington Center, Inc., a Michigan corporation, and who acknowledged that he executed the same on behalf of the corporation, pursuant to authority of its Board of Directors.


                                             /s/ Beverly L. Jordan
                                          --------------------------------
                                          Notary Public, State of Michigan

                                          Wayne County
                                          My Commission Expires: Mar. 31, 1999
                                                                 -------------




STATE OF MICHIGAN                     )
                                      )SS.
COUNTY OF OAKLAND                     )


     The foregoing instrument was acknowledged before me this 2nd day of August, 1995, Robert A. Yanover as the Chairman of the Board of Lason Systems, Inc., a Michigan corporation, the Tenant, and who acknowledged that he executed the same on behalf of the corporation, pursuant to the authority of its Board of Directors.


        ANNETTE GORNEY                               /s/ Annette Gorney
Notary Public, Oakland County, MI              --------------------------------
My Commission Expires July 5, 1999             Notary Public, State of Michigan
                                               Oakland County
                                               My Commission Expires: __________

                                 EXHIBIT A-1





                        [LEASE PLAN KENSINGTON CENTER]

                                 EXHIBIT A-2





                        [SITE PLAN KENSINGTON CENTER]

                               KENSINGTON CENTER
                               LIVONIA, MICHIGAN



                                LEASE AGREEMENT
                                   EXHIBIT B




Parking arrangements for seventy (70) vehicles shall be as follows:

Parking will be located in the following areas:

A. Attached Exhibit B-1 indicates Tenant's parking area of approximately 20,000 square feet located on the west side of building #4.



     Modifications to be provided by Landlord, at Landlord's sole cost and expense, prior to the Delivery Date include: (i) paving to accommodate (53) spaces; (ii) all spaces will be marked with yellow striping; (iii) parking spaces located in front of building #4 will be constructed with island buffers to protect parked automobiles from anticipated truck traffic, as shown on attached Exhibit B-1; and (iv) soft landscaping look.



     Tenant shall be permitted to mark such area with signage indicating that such parking area is for Lason employees only, which signage shall be subject to Landlord's approval.


B. Attached Exhibit B-1 indicates Tenant's parking area of approximately 4,000 square feet located on the west side of building #1 located approximately 100 yards south of building #4.



     Modifications to be provided by Landlord, at Landlord's sole cost and expense, prior to the Delivery Date include: (i) paving to accommodate
     (17) spaces; and (ii) all spaces will be marked with yellow striping.


     Tenant shall be permitted to mark such area with signage indicating that such parking area is for Lason employees only, which signage shall be subject to Landlord's approval.



THE SPACES DEDICATED TO TENANT SHALL BE FOR TENANT'S EXCLUSIVE USE, AND TENANT SHALL NOT USE OTHER AREAS FOR ITS PARKING, IN ADDITION TO THE FOREGOING, PARKING IS SUBJECT TO SECTION "14 A" OF THE LEASE.

                                 EXHIBIT B-1




       [TOTAL PARKING SPACES PROVIDED FOR LASON SYSTEMS, INC. = 70 CARS]

                               KENSINGTON CENTER
                               LIVONIA, MICHIGAN



                                LEASE AGREEMENT
                                  EXHIBIT C



                       LANDLORD'S PREPOSSESSION BUILDOUT
                (TO BE DONE AT LANDLORD'S SOLE COST AND EXPENSE)



BUILDING #3         *    Small shipping office (10" x 10")
                    *    200 AMP, 480 volts of electricals
                    *    Remove Yellow Striping and seal floors
                         (with slight gloss)





BUILDING #4         *    Not to exceed 3,200 square feet
  OFFICE SPACE               - Vestibule
                                  Pass thru window
                                  Door to enter Buidling #3
                           - Windows located on west wall of office to
                             accommodate proposed offices and future offices
                           - Conference room 14' x 18'
                           - 2 private offices 10' x 12'
                           - 1 private office 12' x 15'
                           - Men and Women lavatories
                           - Suspended ceiling
                           - Air conditioning & Carpeting





COMPUTER/PRINT ROOM

                    * Approximately 4,500 square feet enclosed with
                      block walls and painted


LUNCH AREA

                    * Open area 15' x 30' railed off, and including counter
                      and sink

                    * Electrical outlets for vending machines, garbage
                      disposal


PRODUCTION AREA
                    * Men's and Women's lavatory
                    * Remove striping and seal floors (slight gloss)
                    * Upgrade lighting to accommodate proper lighting for
                      the production equipment
                    * Paint shop walls
                    * Up to 1,000 AMPS, 480 volts of electrical service per
                      Lason Systems requirements

                                                        PAGE TWO



                              KENSINGTON CENTER

                              LIVONIA, MICHIGAN


                               LEASE AGREEMENT
                                  EXHIBIT C

                      LANDLORD'S PREPOSSESSION BUILDOUT
               (TO BE DONE AT LANDLORD'S SOLE COST AND EXPENSE)



General
                 *    Additional exterior lighting at building entrance
                 * Construct a block wall in building #4 between area assigned to Lason and area assigned to existing tenant

                 * Construct new opening in existing masonry wall in building #4
                 * Install necessary thermostats to control the ceiling heaters to operate independently in each building


THE WORK SET FORT ON EXHIBIT "C" IS TO BE CONSTRUCTED BY LANDLORD IN ACCORDANCE WITH THOSE PLANS PREPARED BY MANDELL BILOVUS & ASSOCIATES, P.C. DATED JUNE 26 , 1995, AS SAME MAY BE SUBSEQUENTLY MODIFIED TO REFLECT THE RELOCATION OF THE COMPUTER ROOM DOOR, RECONFIGURATION 0F THE LAVATORY LAYOUTS AND OTHER NON-MATERIAL CHANGES.

                               KENSINGTON CENTER
                               LIVONIA, MICHIGAN



                                LEASE AGREEMENT
                                   EXHIBIT D



                TENANT'S BUILD OUT WITHOUT LANDLORD'S ASSISTANCE

The following improvements to be completed in the Premises shall be contracted for (in accordance with provisions of the Lease) by Tenant and paid for by Tenant at its sole cost and expense:




                1. Tenant will supply and install the floor in the computer room at its cost and expense and payment shall be made promptly by Tenant to its contractors.




                2. Install electrical wiring to areas of building #3 and #4 to service the production equipment.

                              KENSINGTON CENTER
                              LIVONIA, MICHIGAN

                               LEASE AGREEMENT
                                  EXHIBIT E


             TENANT'S BUILDOUT WITH LANDLORD'S ASSISTANCE

The following improvements shall be determined by Tenant and contracted through or with contractors approved by, Landlord with the cost borne by Tenant in accordance with section 39 (A)4 of the Lease, i.e., 50% down and 50% amortized over five (5) years at 8% and added to the rent as additional rent:



        1. Upgrades and embellishments over building standards, (which building standards are to be provided by Landlord and are reflected on Exhibit C).



        2. New ceilings, lighting and other embellishments to Landlord's work pertaining to the computer/print room.



        3. Install air conditioning to the computer room/print room and production area.



For purposes of performing the work set forth on Exhibit "D" and/or Exhibit "E", Landlord approves Tenant's use of the following contractors:



1.)  Hearthside Heating and Cooling (HVAC)

2.)  Bill Hatz (electrical)

3.)  Building Repair (construction)